Exhibit 99.1 CIT Announces Second Quarter 2019 Results NEW YORK – July 23, 2019 – CIT Group Inc. (NYSE: CIT) today reported second quarter 2019 results.
Financial Results

•Net income available to common shareholders of $128 million or $1.33 per diluted common share

•Income from continuing operations available to common shareholders of $127 million or $1.32 per diluted common share

Chairwoman and CEO Commentary

“We posted another quarter of solid financial performance and increased tangible book value per share by 3.6 percent in the second quarter,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “We continued to advance our strategic plan and delivered growth in core loans and leases, additional optimization of our balance sheet and improved operating efficiency. We remain committed to continued execution of our strategic plan and creating long-term shareholder value.”

Strategic Pillars
Grow Core Businesses

•Average loans and leases up slightly from the prior and year-ago quarters. Average core loans and leases[1] up 1% from the prior quarter and 8% from the year-ago quarter

•Continued strong origination levels across all core portfolios

Optimize Balance Sheet	•Deposits constitute 85% of total average fundings, up from 77% in the year-ago quarter; further reduced wholesale debt •Repurchased 3.2 million common shares at an average price of $49.64
Enhance Operating Efficiency	•Continued disciplined expense management •Net efficiency ratio[2] of 56%
Maintain Strong Risk Management	•Maintained strong credit quality and disciplined underwriting standards •Credit reserves remain strong at 1.56% of total portfolio and 1.89% of Commercial Banking portfolio

[1]

Average core loans and leases is a non-GAAP measure. Core portfolios are total loans and leases net of credit balances of factoring clients, NACCO assets held for sale, Legacy Consumer Mortgages (LCM) and Non-Strategic Portfolios (NSP). See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information

[2]

Net efficiency ratio excludes intangible asset amortization and is a non-GAAP measure. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for details on the calculation and description of the use of this metric.

1

Selected Financial Highlights:

Select Financial Highlights*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Net finance revenue(1)	$361	$369	$389	$(9)	-2%	$(28)	-7%
Non-interest income	106	97	135	9	10%	(29)	-22%
Total net revenue(1)	467	466	524	1	0%	(58)	-11%
Operating expenses and loss on debt extinguishment	268	276	287	(8)	-3%	(19)	-7%
Income from continuing operations before credit provision	199	190	238	9	5%	(39)	-16%
Provision for credit losses	29	33	33	(4)	-13%	(4)	-13%
Income from continuing operations before provision for income taxes	170	157	205	13	8%	(35)	-17%
Provision for income taxes	33	38	57	(4)	-12%	(24)	-42%
Income from continuing operations	137	119	147	18	15%	(11)	-7%
Income (loss) from discontinued operations, net of taxes	1	(0)	(21)	1	NM	21	NM
Net income	138	119	127	19	16%	11	9%
Preferred stock dividends	9	-	9	9	NM	-	0%
Net income available to common shareholders	$128	$119	$117	$9	8%	$11	9%
Income from continuing operations available to common shareholders	$127	$119	$138	$8	7%	$(11)	-8%
Noteworthy items(2)	-	-	(13)	-		13
Income from continuing operations available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$127	$119	$125	$8	7%	$3	2%

Per common share
Diluted income per common share	$1.33	$1.18	$0.94	$0.15		$0.39
Diluted income per common share, excluding noteworthy items	$1.33	$1.18	$0.95	$0.15		$0.38
Average diluted common shares outstanding (in thousands)	96,483	101,096	124,686	(4,613)		(28,203)
Tangible book value per common share (TBVPS)(1)	$54.29	$52.42	$49.41	$1.87		$4.88

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$36,658	$36,360	$36,534	$297		$123
Average core loans and leases (includes HFS and net of credit balances)	34,014	33,602	31,568	412		2,446
Average earning assets (AEA)(1)	46,148	46,169	46,230	(22)		(82)
Volume	3,411	2,684	2,861	727		550

Key performance metrics, continuing operations
Net finance margin(1)	3.13%	3.20%	3.37%	-7bps		-24bps
Net efficiency ratio(1)	56.1%	58.0%	49.9%	NM		NM
Net charge-offs	0.40%	0.43%	0.21%	-4bps		19bps
Return on AEA (ROAEA)(1)	1.10%	1.03%	1.19%	7bps		-9bps
Return on tangible common equity (ROTCE)(1)	10.34%	9.67%	9.44%	67bps		90bps

Key performance metrics, continuing operations excluding Noteworthy Items
Net finance margin(1)(2)	3.13%	3.20%	3.29%	-7bps		-16bps
Net efficiency ratio(1)(2)	56.1%	58.0%	53.8%	NM		NM
ROAEA(1)(2)	1.10%	1.03%	1.08%	7bps		3bps
ROTCE(1)(2)	10.34%	9.67%	8.56%	67bps		NM

(1)These balances and metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items. TBVPS is detailed on page 15.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

Unless otherwise indicated, all references below relate to continuing operations.

2

Second Quarter Financial Highlights:
•	Net finance margin of 3.13% was down 7 bps from the prior quarter, primarily reflecting higher average deposit costs, partially offset by lower borrowings.
•	Other non-interest income increased $9 million from the prior quarter to $106 million, primarily driven by an increase in gains on the sale of loans in Commercial Banking.
•	Operating expenses, excluding intangible asset amortization, decreased $8 million from the prior quarter to $262 million, driven by lower advertising and marketing costs and lower employee costs.
•	Net efficiency ratio of 56% improved from 58% in the prior quarter, reflecting the decrease in operating expenses.
•	Provision for credit losses was $29 million, down from $33 million in the prior quarter.
•	Net charge-offs of $31 million (0.40% of average loans) included $30 million (0.49% of average loans) in the Commercial Banking segment. Non-accrual loans declined by $26 million to 0.86% of loans.
•

Effective tax rate of 20% was positively impacted by $9 million in net discrete tax benefits that were primarily from audit settlements with certain state and local tax authorities. Excluding the net discrete tax benefits, the effective tax rate would have been 25%.

•	Loans and leases to deposit ratio was 93% at CIT Bank and 109% at CIT Group, both relatively unchanged from the prior quarter.
•	Book value per share of $59.01 increased 3.4% from the prior quarter. Tangible book value per share of $54.29 increased 3.6% from the prior quarter.
•	CET1 ratio decreased to 11.6% and reflected the increase in risk-weighted assets from the expiration of a loss share agreement between CIT Bank and the FDIC at the end of the prior quarter.
•	ROTCE from continuing operations was 10.3%. ROTCE from continuing operations, normalized for the preferred dividend[3], was 10.7%.

Noteworthy Items

•	There were no noteworthy items in the current quarter.

[3]

ROTCE from continuing operations, normalized for the preferred dividend, is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 17 for a reconciliation of non-GAAP to GAAP financial information.

3

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Interest income	$516	$517	$474	$(1)	0%	$42	9%
Net operating lease revenue
Rental income on operating leases	213	218	261	(5)	-2%	(48)	-18%
Depreciation on operating lease equipment	77	79	77	(3)	-3%	(0)	-1%
Maintenance and other operating lease expenses	48	50	64	(2)	-3%	(15)	-24%
Total net operating lease revenue(1)	88	89	121	(1)	-1%	(33)	-27%
Interest expense	243	236	205	7	3%	38	18%
Net finance revenue (2)	$361	$369	$389	$(9)	-2%	$(28)	-7%
Noteworthy items(3)	-	-	(9)	-		9
Net finance revenue, excluding noteworthy items(2)	$361	$369	$380	$(9)	-2%	$(20)	-5%

Average earning assets	$46,148	$46,169	$46,230	$(22)	0%	$(82)	0%
Net finance margin(2)	3.13%	3.20%	3.37%	-7bps		-24bps
Net finance margin, excluding noteworthy items(2)	3.13%	3.20%	3.29%	-7bps		-16bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

(3)See "Non-GAAP measurements" for a listing of Noteworthy items.
*Certain balances may not sum due to rounding.
•	Net finance revenue was $361 million, down from $369 million in the prior quarter.
o	Increase in deposit costs.
o	Acceleration of the premium amortization on agency mortgage-backed securities (MBS) within the investment portfolio of $6 million due to higher actual and forecasted prepayment speeds.
o	Lower borrowing costs.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 3.13%, a 7 bps decrease from 3.20% in the prior quarter.
o	Increase in deposit costs, primarily from growth in online deposits in the prior quarter.
o	Acceleration of the premium amortization on agency MBS within the investment portfolio of 5 bps due to higher actual and forecasted prepayment speeds.
o	Lower borrowings.
o	Higher yields on loans.
•	Compared to the year-ago quarter, net finance revenue excluding noteworthy items decreased $20 million.
o	Higher deposit costs in the current quarter.
o	Income in the year-ago quarter from NACCO (sold in 4Q18) and the reverse mortgage portfolio (sold during the year-ago quarter).
o	Higher interest income from commercial loans.
o	Lower borrowing costs.

4

o	No current quarter offset of interest income from the indemnification asset related to the loss share agreement that expired at the end of the prior quarter.

•	Compared to the year-ago quarter, net finance margin excluding noteworthy items decreased 16 bps.
o	Higher deposit rates.
o	Lower net yields in Rail.
o	Increased loan yields.
o	Lower borrowings.
o	No current quarter offset of interest income from the indemnification asset related to the loss share agreement that expired at the end of the prior quarter.

Other Non-Interest Income

Other Non-Interest Income*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Fee revenues	$28	$31	$27	$(3)	-10%	$1	4%
Factoring commissions	24	24	24	(0)	-1%	0	1%
Gains on leasing equipment, net of impairments	17	17	14	0	2%	3	18%
BOLI income	7	6	7	1	13%	1	9%
Gains on investment securities, net of impairments	2	2	4	1	31%	(2)	-43%
Property tax income	6	6	-	(0)	-5%	6	NM
Other revenues	23	11	61	11	99%	(38)	-63%
Total other non-interest income	106	97	135	9	10%	(29)	-22%
Noteworthy items(1)	-	-	(29)	-		29
Total other non-interest income, excluding noteworthy items(2)	$106	$97	$106	$9	10%	$-	0%

(1)See "Non-GAAP measurements" for a listing of Noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•	Other non-interest income was $106 million, compared to $97 million in the prior quarter.
o	Higher other revenues from increased net gains on sale of loans and income on customer derivatives in Commercial Finance.
o	Lower fee revenues from a decrease in capital markets activities.
•	Excluding noteworthy items, which impacted other revenues in the year-ago quarter, other non-interest income was unchanged from the year-ago quarter.
o	Higher net gains on sale of loans, driven by the sale of a loan in Commercial Finance.
o	Higher gains on sale of leasing equipment.
o	Lower other revenues from reduced income on derivatives.
o	Increase in property tax income from the adoption of the lease accounting standard in 2019.

5

Operating Expenses

Operating Expenses*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Compensation and benefits	$141	$146	$143	$(5)	-3%	$(2)	-1%
Technology	35	33	33	2	6%	2	6%
Professional fees	17	19	21	(2)	-11%	(4)	-20%
Insurance	14	14	19	(1)	-6%	(5)	-26%
Net occupancy expense	15	16	16	(1)	-6%	(1)	-6%
Advertising and marketing	6	13	13	(7)	-56%	(8)	-57%
Intangible asset amortization	6	6	6	-	0%	(0)	-3%
Property tax expense	6	6	-	(0)	-6%	6	NM
Other expenses	30	23	17	6	27%	13	74%
Total operating expenses	268	276	268	(8)	-3%	0	0%
Intangible asset amortization	6	6	6	-	0%	(0)	-3%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$262	$270	$262	$(8)	-3%	$1	0%
Net efficiency ratio(2)	56.1%	58.0%	49.9%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	56.1%	58.0%	53.8%	NM		NM

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to the exclusion of intangible amortization, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 17 for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•	Operating expenses excluding intangible asset amortization was $262 million, a decrease from $270 million in the prior quarter.
o	Lower advertising and marketing costs.
o	Lower professional fees.
o	Lower employee costs, as the prior quarter was elevated due to annual benefit restarts and the acceleration of expenses related to retirement-eligible employees.
o	Increase in other expenses.
•	Operating expenses excluding intangible asset amortization was unchanged compared to the year-ago quarter.
o	Lower advertising and marketing costs.
o	Lower insurance costs.
o	Lower professional fees.
o	The gross-up of property taxes and the expensing of lease origination costs previously capitalized due to the adoption of the new lease accounting standard.
o	A $5 million reversal of a non-income tax-related reserve in the year-ago quarter.
•	The net efficiency ratio excluding intangible asset amortization improved to 56% compared to 58% in the prior quarter.
o	Driven primarily by the aforementioned decrease in operating expenses.

6

•	The net efficiency ratio excluding noteworthy items and intangible asset amortization increased from 54% in the year-ago quarter.
o	Driven by a decline in net finance revenue.

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Interest-bearing cash	$1,372	$2,623	$3,531	$(1,251)	-48%	$(2,159)	-61%
Investment securities and securities purchased under agreement to resell	8,119	7,178	6,063	940	13%	2,056	34%
Loans and loans held for sale (net of credit balances of factoring clients)	29,628	29,378	28,554	250	1%	1,074	4%
Operating lease equipment, net (including held for sale)	7,030	6,983	7,980	47	1%	(951)	-12%
Indemnification assets	-	8	102	(8)	-100%	(102)	-100%
Average earning assets (AEA)	$46,148	$46,169	$46,230	$(22)	0%	$(82)	0%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average earning assets was essentially unchanged from the prior quarter, as the net decrease in interest-bearing cash and investment securities was offset by growth in loans and leases.
o

Excess liquidity in average interest-bearing cash was used in the current and prior quarters to repay FHLB borrowings and fund investment securities (including securities purchased under agreements to resell), nearly all of which are high quality liquid assets.

o

Average loans and leases increased 1% in the quarter, reflecting growth in the core portfolios, primarily from the Commercial Finance and Business Capital divisions of Commercial Banking and the Other Consumer Banking division of Consumer Banking, partially offset by the decline in Real Estate Finance and run-off of the Legacy Consumer Mortgages (LCM) portfolio.

•

Average earning assets compared to the year-ago quarter declined slightly, as growth in the core portfolios was offset by a reduction in Rail operating leases from the sale of NACCO in 4Q18 and a decline in the LCM portfolio due to continued run-off and the sale of the reverse mortgage portfolio in the year-ago quarter.

o	Excess liquidity was utilized to reduce borrowings.
o

Average loans and leases in the core portfolio grew 8% compared to the year-ago quarter, primarily driven by growth in the Commercial Finance and Business Capital divisions of Commercial Banking and the Other Consumer Banking division of Consumer Banking.

7

Deposits and Borrowings

Average Deposits and Borrowings*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Interest-bearing checking	$1,326	$1,462	$2,339	$(136)	-9%	$(1,014)	-43%
Savings and money market	19,208	16,290	13,370	2,918	18%	5,837	44%
Time deposits	13,164	13,914	13,840	(750)	-5%	(676)	-5%
Non-interest bearing checking	1,622	1,611	1,415	11	1%	208	15%
Total deposits	$35,320	$33,278	$30,964	$2,043	6%	$4,356	14%

Online	$19,115	$16,928	$13,923	$2,187	13%	$5,192	37%
Branch	11,331	11,338	11,603	(7)	0%	(272)	-2%
Commercial	1,939	1,911	2,098	28	1%	(158)	-8%
Brokered	2,935	3,100	3,341	(166)	-5%	(406)	-12%
Total deposits	$35,320	$33,278	$30,964	$2,043	6%	$4,356	14%

Secured borrowings	$2,252	$3,994	$5,119	$(1,741)	-44%	$(2,866)	-56%
Unsecured borrowings	3,816	3,809	4,318	7	0%	(503)	-12%
Total borrowings	$6,068	$7,803	$9,437	$(1,735)	-22%	$(3,369)	-36%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits represented approximately 85% of CIT’s funding, up from 81% in the prior quarter and 77% in the year-ago quarter.
o	Growth in average deposits from the prior quarter of $2.0 billion reflected the full quarter impact of the strong growth in online savings deposits in the first quarter.
•

The weighted average rate on average outstanding deposits increased 12 bps to 1.97% from 1.85% in the prior quarter, primarily from continued growth in online savings deposits and customer migration from lower rate deposit products.

•

The weighted average rate on average outstanding deposits increased 54 bps from 1.43% in the year-ago quarter, primarily from rate increases, customer migration from lower rate deposit products and new customer growth in online savings deposits.

•

The loans and leases-to-deposits ratio at CIT Bank was 93% at June 30, 2019, up from 92% at March 31, 2019, and down from 96% at June 30, 2018. The decrease from the year-ago quarter was primarily driven by strong deposit growth as a portion of total funding.

•

For CIT Group, the loans and leases-to-deposits ratio was 109% at June 30, 2019, down from 110% at March 31, 2019 and 121% at June 30, 2018. The decrease from the year-ago quarter was primarily driven by strong deposit growth as a portion of total funding.

•	Average unsecured borrowings comprised 9% of the funding mix, unchanged from the prior quarter.
o

The weighted average coupon on our unsecured senior and subordinated debt was 5.02% at June 30, 2019 and at March 31, 2019, with a weighted average maturity of approximately 4.5 years and approximately 4.7 years, respectively.

•	Average secured borrowings declined to 6% of the funding mix from 10% in the prior quarter.
o	The decline in average secured borrowings was primarily due to the repayment of FHLB debt in both the current and prior quarters.

8

Capital
Capital*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Preferred stock	$325	$325	$325	$-	0%	$-	0%
Common stockholders' equity	$5,591	$5,584	$6,201	$7	0%	$(610)	-10%
Book value per common share (BVPS)	$59.01	$57.05	$53.47	$2	4%	$5.54	10%
Tangible common equity(1)	$5,144	$5,131	$5,730	$12	0%	$(586)	-10%
Tangible book value per common share (TBVPS)(2)	$54.29	$52.42	$49.41	$1.87	4%	$4.88	10%

Common shares outstanding	94,745	97,895	115,968	(3,150)	-3%	(21,223)	-18%

Total risk-based capital(3)	$6,422	$6,458	$6,980	$(36)	-1%	$(558)	-8%
Risk-weighted assets(3)	$44,783	$43,600	$43,676	$1,183	3%	$1,107	3%
Total capital ratio(3)	14.3%	14.8%	16.0%	-50bps		NM
CET1 ratio(3)	11.6%	12.0%	13.2%	-40bps		NM

Common dividends paid	$34	$26	$21	$9		$14
Share repurchases	158	180	680	(22)		(522)
Total capital return to common shareholders	$193	$205	$701	$(13)		$(508)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 15, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 15.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•	Common stockholders’ equity was essentially unchanged from the prior quarter, as net income in the current quarter was offset by capital returns.
•

Capital returns during the quarter included the repurchase of 3.2 million common shares at an average share price of $49.64. Approximately $112 million remains on our current $450 million share repurchase authorization.

•	Capital actions in the quarter also included a regular quarterly cash dividend of $0.35 per common share and a regular semi-annual dividend of $29 per preferred share.
o	On July 17, 2019, the Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock for the third quarter.
•	Tangible book value per common share increased to $54.29 in the quarter, as net income and the reduced share count were partially offset by capital returns through share repurchases and dividends.
•	Risk-weighted assets (RWA) increased by $1.2 billion compared to the prior quarter.
o	Included an increase in the current quarter of approximately $800 million in assets in LCM as a result of the expiration of a loss share agreement at the end of the prior period.
•	The preliminary Common Equity Tier 1 Capital ratio and Total Capital ratio both decreased from the prior quarter and remained strong at 11.6% and 14.3%, respectively.
o	Increase in RWA from expiration of a loss share agreement decreased the CET1 ratio by approximately 22 bps.

9

o

Mostly offset the prior quarter’s net reduction in RWA and net increase in the CET1 ratio from changes in HVCRE risk weightings and lease accounting rules that resulted in an increase in the CET1 ratio of 26 bps.

Asset Quality:

Asset Quality*				2Q19 change from
($ in millions)	2Q19	1Q19	2Q18	1Q19		2Q18

Provision for credit losses	$29	$33	$33	$(4)	-13%	$(4)	-13%
Net charge-offs (NCOs)	$31	$34	$15	$(3)	-9%	$15	NM
NCOs as a % of average loans	0.40%	0.43%	0.21%	-4bps		19bps

Commercial Banking ALLL	$464	$461	$438	$3	1%	$26	6%
Commercial Banking ALLL as a % of loans	1.89%	1.87%	1.90%	2bps		-1bps
Total ALLL	$487	$488	$467	$(0)	0%	$20	4%
Total ALLL as a % of loans	1.56%	1.56%	1.59%	0bps		-4bps

Non-accrual loans	$271	$297	$292	$(26)	-9%	$(21)	-7%
Non-accrual loans as a % of loans	0.86%	0.95%	0.99%	-8bps		-13bps

*Certain balances may not sum due to rounding.

Provision

•	The provision for credit losses was $29 million, down from $33 million in the prior quarter.
o	The current quarter included a $31 million provision related to the Commercial Banking segment, while the Consumer Banking segment had a $2 million release.
o	The prior quarter included a $35 million provision related to the Commercial Banking segment and a $2 million release related to the Consumer Banking segment.
•	The provision in the year-ago quarter of $33 million related to the Commercial Banking segment.

Net Charge-offs

•	Net charge-offs were $31 million (0.40% of average loans), compared to $34 million (0.43%) in the prior quarter and $15 million (0.21%) in the year-ago quarter.
•	Net charge-offs in the Commercial Banking segment were $30 million (0.49% of average loans), compared to $33 million (0.54%) in the prior quarter and $15 million (0.25%) in the year-ago quarter.
o	The decrease in Commercial Banking net charge-offs compared to the prior quarter was primarily driven by decreases in the Commercial Finance and Business Capital divisions.

Loan Loss Allowance

•	The allowance for loan losses was $487 million (1.56% of loans) at June 30, 2019, compared to $488 million (1.56%) at March 31, 2019 and $467 million (1.59%) at June 30, 2018.
•

In the Commercial Banking segment, the allowance for loan losses was $464 million (1.89% of loans) at June 30, 2019, compared to $461 million (1.87%) at March 31, 2019 and $438 million (1.90%) at June 30, 2018.

10

o

The change from the prior and year-ago quarters reflects loan growth and increases in specific reserves associated with non-accruals in the Commercial Finance division, partially offset by improvement in mix in the performing portfolio.

•

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At June 30, 2019, PCI loans with an aggregate unpaid principal balance of $2.3 billion were carried at $1.6 billion, representing a 32% discount. The vast majority of the discount is related to our LCM portfolio in Consumer Banking. A Loss Share Agreement that previously covered a significant portion of the portfolio expired on March 31, 2019.

Non-accrual Loans

•	Non-accrual loans were $271 million (0.86% of loans) compared to $297 million (0.95%) in the prior quarter and $292 million (0.99%) in the year-ago quarter.
•	In Commercial Banking, non-accrual loans were $235 million (0.96% of loans) at June 30, 2019, compared to $256 million (1.04%) at March 31, 2019 and $252 million (1.10%) at June 30, 2018.
o	The decreases from the prior and year-ago quarters were primarily driven by decreases in non-accrual loans in the Commercial Finance division.
•	In Consumer Banking, non-accrual loans were $34 million (0.50% of loans) at June 30, 2019, compared to $35 million (0.54%) at March 31, 2019, and $29 million (0.46%) at June 30, 2018.
o	Primarily consist of non-PCI loans in LCM.
o	The increase from the year-ago quarter was primarily driven by an increase in Other Consumer Banking.

Discontinued Operations:
•	Discontinued operations in the second quarter consisted of our Business Air portfolio and residual activity from the Financial Freedom business, including indemnification reserves.
•

Income from Discontinued Operations was $1 million in the current quarter and negligible in the prior quarter. The loss from Discontinued Operations in the year-ago quarter was $21 million. Excluding noteworthy items, the loss from Discontinued Operations in the year-ago quarter was $7 million.

•	Business Air loans and leases totaled $2 million at June 30, 2019, down from $33 million at March 31, 2019 and $134 million at June 30, 2018.
•

Although the economic benefit and risk of the Financial Freedom reverse mortgage servicing business was transferred to the buyer, certain assets and liabilities of the Financial Freedom servicing business remained in discontinued operations until the required investor consent was received. In July, CIT obtained the required investor consent.

o	At June 30, 2019, Financial Freedom loans totaled $151 million and the related secured borrowings totaled $153 million.

11

Conference Call and Webcast

CIT will host a conference call today, July 23, 2019, to discuss its second quarter 2019 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 9471836

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through September 30, 2019, by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 101333326, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience, approximately $50 billion in assets as of June 30, 2019, and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company’s commercial banking segment includes commercial financing, real estate financing, equipment financing, factoring and railcar financing. CIT’s consumer banking segment includes its national online bank, CIT Bank, and a Southern California branch bank, OneWest Bank. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

12

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Interest income
Interest and fees on loans	$457.0	$451.3	$415.5	$908.3	$816.4
Other interest and dividends	58.5	65.2	58.1	123.7	108.4
Total interest income	515.5	516.5	473.6	1,032.0	924.8
Interest expense
Interest on deposits	173.9	153.8	110.6	327.7	207.7
Interest on borrowings	68.8	81.8	94.6	150.6	178.0
Total interest expense	242.7	235.6	205.2	478.3	385.7
Net interest revenue	272.8	280.9	268.4	553.7	539.1
Provision for credit losses	28.6	33.0	32.9	61.6	101.7
Net interest revenue, after credit provision	244.2	247.9	235.5	492.1	437.4
Non-interest income
Rental income on operating lease equipment	213.0	217.7	261.3	430.7	514.9
Other non-interest income	106.1	96.8	135.4	202.9	240.1
Total non-interest income	319.1	314.5	396.7	633.6	755.0
Non-interest expenses
Depreciation on operating lease equipment	76.8	79.4	77.2	156.2	153.6
Maintenance and other operating lease expenses	48.3	49.8	63.5	98.1	120.9
Operating expenses	267.8	276.1	267.5	543.9	548.8
Loss on debt extinguishment and deposit redemption	0.2	0.1	19.3	0.3	19.4
Total non-interest expenses	393.1	405.4	427.5	798.5	842.7
Income from continuing operations before provision for income taxes	170.2	157.0	204.7	327.2	349.7
Provision for income taxes	33.4	37.8	57.4	71.2	98.7
Income from continuing operations	136.8	119.2	147.3	256.0	251.0

Discontinued operations
Income (loss) from discontinued operations, net of taxes	0.8	(0.3)	(20.5)	0.5	(27.2)
Net income	$137.6	$118.9	$126.8	$256.5	$223.8
Less: preferred stock dividends	9.4	-	9.4	9.4	9.4
Net income available to common shareholders	$128.2	$118.9	$117.4	$247.1	$214.4
Income from continuing operations available to common shareholders	$127.4	$119.2	$137.9	$246.6	$241.6

Basic income per common share
Income from continuing operations	$1.32	$1.19	$1.12	$2.51	$1.90
Income (loss) from discontinued operations, net of taxes	0.01	(0.01)	(0.17)	-	(0.21)
Basic income per common share	$1.33	$1.18	$0.95	$2.51	$1.69
Average number of common shares - basic (thousands)	96,173	100,420	123,499	98,287	126,964

Diluted income per common share
Income from continuing operations	$1.32	$1.18	$1.11	$2.50	$1.88
Income (loss) from discontinued operations, net of taxes	0.01	-	(0.17)	-	(0.21)
Diluted income per common share	$1.33	$1.18	$0.94	$2.50	$1.67
Average number of common shares - diluted (thousands)	96,483	101,096	124,686	98,780	128,110

14

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	June 30,	March 31,	December 31,	June 30,
	2019	2019	2018	2018

Assets
Total cash and deposits	$1,672.4	$1,320.2	$1,795.6	$3,475.6
Securities purchased under agreement to resell	850.0	600.0	400.0	200.0
Investment securities	6,571.7	7,844.1	6,233.8	5,907.4
Assets held for sale	190.8	79.4	88.4	1,335.8
Loans	31,322.8	31,247.0	30,795.4	29,348.4
Allowance for loan losses	(487.4)	(487.5)	(489.7)	(467.3)
Loans, net of allowance for loan losses	30,835.4	30,759.5	30,305.7	28,881.1
Operating lease equipment, net	7,056.1	6,989.5	6,970.6	6,833.9
Goodwill	369.9	369.9	369.9	369.9
Bank owned life insurance	1,027.7	975.5	814.1	801.7
Other assets	1,828.2	1,635.2	1,309.5	1,667.2
Assets of discontinued operations	155.4	208.2	249.8	382.4
Total assets	$50,557.6	$50,781.5	$48,537.4	$49,855.0

Liabilities
Deposits	$35,324.4	$34,949.0	$31,239.5	$31,181.2
Credit balances of factoring clients	1,175.8	1,651.3	1,674.4	1,430.8
Other liabilities	1,562.6	1,427.0	1,261.1	1,506.8
Borrowings
FHLB advances	1,900.0	2,050.0	3,600.0	3,300.0
Other secured and structured financings	610.7	710.5	710.4	1,321.2
Senior unsecured	3,420.1	3,414.9	3,413.0	3,843.2
Subordinated unsecured	395.6	395.5	395.4	395.2
Total borrowings	6,326.4	6,570.9	8,118.8	8,859.6
Liabilities of discontinued operations	252.4	273.8	297.0	350.9
Total liabilities	44,641.6	44,872.0	42,590.8	43,329.3
Equity
Stockholders' equity
Preferred stock	325.0	325.0	325.0	325.0
Common stock	1.6	1.6	1.6	2.1
Paid-in capital	6,836.2	6,825.2	6,810.8	8,822.0
Retained earnings	2,111.4	2,017.6	1,924.4	2,079.4
Accumulated other comprehensive loss	(65.1)	(125.2)	(178.3)	(176.1)
Treasury stock, at cost	(3,293.1)	(3,134.7)	(2,936.9)	(4,526.7)
Total common stockholders' equity	5,591.0	5,584.5	5,621.6	6,200.7
Total equity	5,916.0	5,909.5	5,946.6	6,525.7
Total liabilities and equity	$50,557.6	$50,781.5	$48,537.4	$49,855.0

Book Value Per Common Share

Common stockholders' equity	$5,591.0	$5,584.5	$5,621.6	$6,200.7
Less: goodwill	369.9	369.9	369.9	369.9
Less: intangible assets	77.6	83.4	89.2	101.0
Tangible common equity	5,143.5	5,131.2	5,162.5	5,729.8

Book value per common share	$59.01	$57.05	$55.70	$53.47
Tangible book value per common share(1)	$54.29	$52.42	$51.15	$49.41
Outstanding common shares (in thousands)	94,745	97,895	100,920	115,968

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

15

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,371.5	$8.3	2.42%	$2,622.9	$14.5	2.21%	$3,530.8	$16.0	1.81%
Investment securities and securities purchased under agreements to resell	8,118.7	50.2	2.47%	7,178.3	50.7	2.82%	6,062.8	42.1	2.78%
Loans and loans held for sale (net of credit balances of factoring clients)	29,628.0	457.0	6.17%	29,377.7	448.8	6.11%	28,553.9	428.0	6.00%
Operating lease equipment, net (including held for sale)	7,029.6	87.9	5.00%	6,982.7	88.5	5.07%	7,980.3	120.6	6.04%
Indemnification assets	-	-	-	7.7	2.5	NM	101.8	(12.5)	-49.12%
Average earning assets (AEA)(non-GAAP)	46,147.8	603.4	5.23%	46,169.3	605.0	5.24%	46,229.6	594.2	5.14%
Non-interest earning assets
Cash and due from banks	148.7			129.8			215.9
Allowance for loan losses	(487.4)			(493.0)			(449.3)
All other non-interest bearing assets	3,055.6			2,840.0			2,734.7
Assets of discontinued operation	182.1			230.1			416.2
Total Average Assets	$49,046.8			$48,876.2			$49,147.1
Liabilities
Interest-bearing deposits and borrowings
Deposits	$33,697.7	173.9	2.06%	$31,666.2	153.8	1.94%	$29,549.6	110.6	1.50%
Borrowings	6,068.0	68.8	4.54%	7,802.7	81.8	4.19%	9,437.0	94.6	4.01%
Total interest-bearing liabilities	39,765.7	242.7	2.44%	39,468.9	235.6	2.39%	38,986.6	205.2	2.11%
Non-interest bearing deposits	1,622.4			1,611.3			1,414.5
Other non-interest bearing liabilities	1,481.4			1,558.4			1,401.4
Liabilities of discontinued operation	262.4			286.0			419.0
Stockholders' equity	5,914.9			5,951.6			6,925.6
Total Average Liabilities and Stockholders' Equity	$49,046.8			$48,876.2			$49,147.1

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,993.7	$22.8	2.29%	$2,850.4	$23.0	1.61%
Investment securities and securities purchased under agreements to resell	7,651.2	100.9	2.64%	6,210.4	85.4	2.75%
Loans and loans held for sale (net of credit balances of factoring clients)	29,503.5	905.8	6.14%	28,542.9	843.1	5.91%
Operating lease equipment, net (including held for sale)	7,006.3	176.4	5.04%	7,953.1	240.4	6.05%
Indemnification assets	3.8	2.5	NM	115.6	(26.7)	-46.19%
Average earning assets (AEA)(non-GAAP)	46,158.5	1,208.4	5.24%	45,672.4	1,165.2	5.10%
Non-interest earning assets
Cash and due from banks	139.3			235.7
Allowance for loan losses	(490.2)			(441.1)
All other non-interest bearing assets	2,948.4			2,704.4
Assets of discontinued operation	206.0			446.1
Total Average Assets	$48,962.0			$48,617.5
Liabilities
Interest-bearing deposits and borrowings
Deposits	$32,687.5	327.7	2.01%	$29,053.3	207.7	1.43%
Borrowings	6,930.5	150.6	4.35%	9,247.1	178.0	3.85%
Total interest-bearing liabilities	39,618.0	478.3	2.41%	38,300.4	385.7	2.01%
Non-interest bearing deposits	1,616.9			1,442.1
Other non-interest bearing liabilities	1,519.8			1,412.9
Liabilities of discontinued operation	274.1			452.4
Stockholders' equity	5,933.2			7,009.7
Total Average Liabilities and Stockholders' Equity	$48,962.0			$48,617.5

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Total Net Revenues(1)
Interest income	$515.5	$516.5	$473.6	$1,032.0	$924.8
Rental income on operating lease equipment	213.0	217.7	261.3	430.7	514.9
Finance revenue (Non-GAAP)	728.5	734.2	734.9	1,462.7	1,439.7
Interest expense	242.7	235.6	205.2	478.3	385.7
Depreciation on operating lease equipment	76.8	79.4	77.2	156.2	153.6
Maintenance and other operating lease expenses	48.3	49.8	63.5	98.1	120.9
Net finance revenue (NFR)(2) (Non-GAAP)	360.7	369.4	389.0	730.1	779.5
Other non-interest income	106.1	96.8	135.4	202.9	240.1
Total net revenues (Non-GAAP)	$466.8	$466.2	$524.4	$933.0	$1,019.6

NFR (Non-GAAP)	$360.7	$369.4	$389.0	$730.1	779.5
Noteworthy items(3)	-	-	(8.6)	-	(17.9)
Adjusted NFR (Non-GAAP)	$360.7	$369.4	$380.4	$730.1	$761.6
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	3.13%	3.20%	3.37%	3.16%	3.41%
NFM, adjusted for noteworthy items(2)	3.13%	3.20%	3.29%	3.16%	3.34%

Total net revenues (Non-GAAP)	$466.8	$466.2	$524.4	$933.0	$1,019.6
Noteworthy items	-	-	(37.9)	-	(47.2)
Adjusted total net revenues (Non-GAAP)	$466.8	$466.2	$486.5	$933.0	$972.4
Net Efficiency Ratio(4) (Non-GAAP)	56.1%	58.0%	49.9%	57.1%	52.6%
Net Efficiency Ratio excluding noteworthy items(4) (Non-GAAP)	56.1%	58.0%	53.8%	57.1%	55.2%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$46,147.8	$46,169.3	$46,229.6	$46,158.5	$45,672.4

	June 30,	March 31,	June 30,
	2019	2019	2018
Period End Earning Assets(5)
Loans	$31,322.8	$31,247.0	$29,348.4
Operating lease equipment, net	7,056.1	6,989.5	6,833.9
Assets held for sale	190.8	79.4	1,335.8
Credit balances of factoring clients	(1,175.8)	(1,651.3)	(1,430.8)
Interest-bearing cash	1,555.6	1,190.1	3,267.0
Investment securities and securities purchased under agreement to resell	7,421.7	8,444.1	6,107.4
Indemnification assets	-	-	70.8
Total earning assets (Non-GAAP)	$46,371.2	$46,298.8	$45,532.5

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$29,628.0	$29,377.7	$28,553.9	$29,503.5	$28,542.9
Total average operating lease equipment (incl HFS)	7,029.6	6,982.7	7,980.3	7,006.3	7,953.1
Total average loans and leases	36,657.6	36,360.4	36,534.2	36,509.8	36,496.0
Average non-core portfolio, LCM	2,627.7	2,739.5	3,696.5	2,683.3	3,813.4
Average non-core portfolio, NACCO	-	-	1,226.1	-	1,221.7
Average non-core portfolios, NSP	15.8	19.0	43.2	17.5	51.2
Average core loans and leases	$34,014.1	$33,601.9	$31,568.4	$33,809.0	$31,409.7

17

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
ROTCE (7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,143.5	$5,131.2	$5,729.8	$5,143.5	$5,729.8
Less: Disallowed deferred tax asset	(36.2)	(45.3)	(93.7)	(36.2)	(93.7)
Tangible common equity for ROTCE (Non-GAAP)	$5,107.3	$5,085.9	$5,636.1	$5,107.3	$5,636.1
Average tangible common equity (Non-GAAP)	$5,098.1	$5,114.5	$6,030.4	$5,105.3	$6,107.2

Income from continuing operations applicable to common shareholders	$127.4	$119.2	$137.9	$246.6	$241.6
Intangible asset amortization, after tax	4.4	4.4	4.4	8.7	8.8
Non-GAAP income from continuing operations - for ROTCE calculation	$131.8	$123.6	$142.3	$255.3	$250.4
Return on average tangible common equity	10.34%	9.67%	9.44%	10.00%	8.20%
Non-GAAP income from continuing operations (from the following non-GAAP noteworthy tables)	$127.4	$119.2	$124.6	$246.6	$221.5
Intangible asset amortization, after tax	4.4	4.4	4.4	8.7	8.8
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$131.8	$123.6	$129.0	$255.3	$230.3
Preferred dividend normalization	4.7	(4.7)	4.7	-	-
Non-GAAP income from continuing operations - for ROTCE calculation, after noteworthy items and preferred dividend normalization	$136.5	$118.9	$133.7	$255.3	$230.3
Return on average tangible common equity, after noteworthy items	10.34%	9.67%	8.56%	10.00%	7.54%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	10.71%	9.30%	8.87%	10.00%	7.54%

Effective Tax Rate Reconciliation(8)
Provision for income taxes - GAAP	$33.4	$37.8	$57.4	$71.2	$98.7
Income tax on noteworthy items	-	-	(5.5)	-	(8.0)
Provision for income taxes, before noteworthy items - Non-GAAP	$33.4	$37.8	$51.9	$71.2	$90.7
Income tax - remaining discrete items	9.2	2.4	(2.3)	11.6	(4.0)
Provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$42.6	$40.2	$49.6	$82.8	$86.7
Income from continuing operations before provision for income taxes - GAAP	$170.2	$157.0	$204.7	$327.2	$349.7
Noteworthy items before tax	-	-	(18.8)	-	(28.1)
Adjusted income from continuing operations before provision for income taxes and discrete items - Non-GAAP	$170.2	$157.0	$185.9	$327.2	$321.6
Effective tax rate - GAAP	19.6%	24.1%	28.0%	21.8%	28.2%
Effective tax rate, before noteworthy items - Non-GAAP	19.6%	24.1%	27.9%	21.8%	28.2%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	25.0%	25.6%	26.7%	25.3%	27.0%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the noted portfolios. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

18

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detail information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended June 30, 2018
Net income available to common shareholders					$117.4	$0.94
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.6	(6.0)	(0.05)
	Gains and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.17)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	19.1	(4.8)	14.3	0.11
Discontinued Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.11
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$117.9	$0.95

Income from continuing operations available to common shareholders					$137.9	$1.11
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.6	(6.0)	(0.05)
	Gains and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.17)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	19.1	(4.8)	14.3	0.11
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$124.6	$1.00

Six Months Ended June 30, 2018
Net income available to common shareholders					$214.4	$1.67
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(17.9)	$5.1	(12.8)	(0.10)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.17)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	19.1	(4.8)	14.3	0.11
Discontinued Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.11
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$208.1	$1.62

Income from continuing operations available to common shareholders					$241.6	1.88
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(17.9)	$5.1	(12.8)	(0.10)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.17)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	19.1	(4.8)	14.3	0.11
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$221.5	$1.73

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

19